Exhibit 10.2
ASSUMPTION AGREEMENT
          ASSUMPTION AGREEMENT, dated as of October 18, 2006, made by HIGHLAND CELLULAR LLC, a Delaware limited liability company (the “Additional Grantor”), in favor of BEAR STEARNS CORPORATE LENDING INC., as Administrative Agent. All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.
W I T N E S S E T H :
          WHEREAS, American Cellular Corporation, a Delaware corporation (the “Borrower”), the Lenders, the Subsidiary Guarantors, ACC Holdings, LLC, an Oklahoma limited liability company (“Holdings”), as Guarantor and the Administrative Agent have entered into a Credit Agreement, dated as of August 7, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of August 7, 2006 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct with respect to itself on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

HIGHLAND CELLULAR LLC
by its sole Member, American Cellular Corporation

By:	/s/ Ronald L. Ripley

Name: Ronald L. Ripley
Title: Vice President